Exhibit 99.1

Press Release
For Immediate Release

Overland Storage Awarded New Tape Automation OEM Business

SAN DIEGO — Nov. 16, 2005 — Overland Storage, Inc. (NASDAQ: OVRL) today announced it has been selected by a new tier one OEM customer to supply it with Overland’s next generation tape library.  Overland expects this contract to contribute significantly to its profitability over the three-year life of the contract and will discuss its implications further at its next earnings call.  Overland is also hopeful that this award will lead to additional opportunities and an expanded relationship with this customer.

The tape library that Overland will supply to this OEM is part of the new family of products that has been under development at Overland since April 2005.  Overland believes these new products will boast the highest density and most cost effective price points available to the mid-range market.

“With this contract award, Overland secures a major new OEM customer. This award signals the alignment of our collective view of the direction of the tape market and, in our view, provides strong validation of our products and strategy.  We look forward to working with our new partner, and hope to expand our partnership in the near future,” said Christopher Calisi, president and chief executive officer, Overland Storage.

About Overland Storage

Now in its 25th year, Overland Storage is a market leader and innovative provider of simply protected storage solutions — smart data protection appliances and software modules designed to work together, affordably, to ensure that information is automatically safe, readily available and always there. Overland’s award-winning data protection solutions include the ULTAMUS SERIES™ of protected primary storage appliances; the REO SERIES™ of disk-based backup and recovery appliances; and the NEO SERIES® of tape libraries. Overland sells its products through leading OEMs, commercial distributors, storage integrators and value-added resellers. For more information, visit Overland’s web site at www.overlandstorage.com.

Except for the factual statements made herein, the information contained in this news release consists of forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict.

Words and expressions reflecting optimism and satisfaction with current prospects, as well as words such as “believe,” “intends,” “expects,” “plans,” “anticipates” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward looking. Such forward-looking statements are not guarantees of performance and the company’s actual results could differ materially from those contained in such statements. Factors that could cause or contribute to such differences include risks and uncertainties associated with the negotiation and signing of a definitive agreement between the company and the OEM customer referenced in this release; market acceptance of the product to be supplied to this OEM customer; the timing of that agreement and of shipments under the agreement; worldwide information technology spending levels; unexpected shortages of critical components; rescheduling or cancellation of customer orders; the timing and market acceptance of new product introductions by competitors; general competition and price pressures in the marketplace; the company’s ability to control costs and expenses; and general economic conditions. Reference is also made to other factors set forth in the company’s filings with the Securities and Exchange Commission, including the “Risk Factors,” “Management’s Discussion and Analysis” and other sections of the company’s Form 10-K and other disclosure currently on file with the SEC. These forward-looking statements speak only as of the date of this release and the company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Overland, Overland Storage, ULTAMUS SERIES, REO SERIES, NEO SERIES and PROTECTION OS are trademarks or registered trademarks of Overland Storage, Inc.

CONTACT INFORMATION:

Melinda Hutcheon, PR Manager

Overland Storage

mhutcheon@overlandstorage.com

(858) 495-4187

Jamie Ernst

Brodeur, for Overland Storage

jernst@brodeur.com

(210) 495-5757

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